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                                                                  Exhibit 99(17)

                                  FORM OF PROXY


                       [Logo]                        YOUR VOTE IS IMPORTANT!
                     [Address]
                                                       VOTE TODAY BY MAIL,
                                                TOUCH-TONE PHONE OR THE INTERNET
                                                CALL TOLL FREE 1-XXX-XXX-XXXX OR
                                                LOG ON TO WWW.PROXYWEB.COM/XXXXX

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*** CONTROL NUMBER: xxx xxx xxx xxx xx ***       Please fold and detach card at perforation before mailing.
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                     KEMPER SHORT-TERM U.S. GOVERNMENT FUND
                            222 South Riverside Plaza
                             Chicago, Illinois 60606
                                (800) [       ]
                  PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                             [time], on May 24, 2001

     The undersigned hereby appoints __________, ____________ and ____________, and each of them, the proxies of the undersigned, with the power of substitution to each of them, to vote all shares of the Kemper Short-Term U.S. Government Fund (the "Fund") which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at the offices of Scudder Kemper Investments, Inc., 13th Floor, Two International Place, Boston, MA 02110-4103, on May 24, 2001 at [time], Eastern time, and at any adjournments thereof.

                                           PLEASE SIGN AND RETURN PROMPTLY IN
                                           THE ENCLOSED ENVELOPE.  NO POSTAGE IS
                                           REQUIRED.

                                           Dated __________________________,2001

                                           Please sign exactly as your name or
                                           names appear. When signing as an
                                           attorney, executor, administrator,
                                           trustee or guardian, please give your
                                           full title as such.

                                           -------------------------------------
         [Name]
         [Address]
                                           -------------------------------------
                                               Signature(s) of Shareholder(s)
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                       [Logo]                        YOUR VOTE IS IMPORTANT!
                     [Address]
                                                       VOTE TODAY BY MAIL,
                                                TOUCH-TONE PHONE OR THE INTERNET
                                                CALL TOLL FREE 1-XXX-XXX-XXXX OR
                                                LOG ON TO WWW.PROXYWEB.COM/XXXXX


           Please fold and detach card at perforation before mailing.

     All properly executed proxies will be voted as directed. If no instructions are indicated on a properly executed proxy, the proxy will be voted FOR approval of the proposals.

THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF KEMPER KEMPER SHORT-TERM U.S. GOVERNMENT FUND. THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE
                                                                         ---
PROPOSALS.

                   Please vote by filling in the boxes below.

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                                                     FOR      AGAINST    ABSTAIN
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PROPOSAL 1
----------

To elect Trustees of the Trust.                      [_]        [_]        [_]

NOMINEES:
(01) John W. Ballantine, (02) Lewis A. Burnham,
(03) Linda C. Coughlin, (04) Donald L. Dunaway,
(05) James R. Edgar, (06) William F. Glavin, (07)
Robert B. Hoffman, (08) Shirley D. Peterson, (09)
Fred B. Renwick, (10) William P. Sommers, (11)
John G. Weithers.

INSTRUCTION: To withhold authority to vote for any individual nominee, write the name(s) on the line immediately below.

____________________________________________________

PROPOSAL 2
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To approve an Agreement and Plan of Reorganization   [_]        [_]        [_]
for the Fund. Under the Plan, (i) all or
substantially all of the assets and all of the
liabilities of the Fund would be transferred to
Scudder Short Term Bond Fund, (ii) each
shareholder of the Fund would receive shares of
Scudder Short Term Bond Fund of a corresponding
class to those held by the shareholder in the Fund
in an amount equal to the value of their holdings
in the Fund, and (iii) the Fund would then be
terminated.
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PROPOSAL 3
----------

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To ratify the selection of Ernst & Young LLP as      [_]        [_]        [_]
the independent auditors for the Fund for the Fund's current fiscal year.
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The proxies are authorized to vote in their discretion on any other business which may properly come before the meeting and any adjournments thereof.

                           PLEASE SIGN ON REVERSE SIDE